EMISSION CONTROLS CORPORATION
                      STOCK OPTION AGREEMENT

     Emission Controls Corporation, an Indiana corporation (the "Company"), hereby grants to Syd Cooke (the "Employee") on this 1st day of July, 2002 (the "Option Date"), pursuant to the provisions of the Emission Controls Corporation Incentive Stock Option Plan (the "Plan"), a non-qualified option to purchase from the Company (the "Option") 1,500,000 shares of its Class A Common Stock, $.001 par value ("Stock"), at the price of $4.70 per share upon and subject to the terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

     1.  Option Subject to Acceptance of Agreement.

     The Option shall become null and void unless the Employee shall accept this Agreement by executing it in the space provided below and returning it to the Company.

     2.  Time and Manner of Exercise of Option.

          2.1 Exercise of Option. (a) Unless the Option is canceled earlier pursuant to Section IV.8 of the Plan, the Option shall become exercisable with respect to all of the stock subject to the Option on June 15, 2007, (the "Expiration Date"), or earlier pursuant to Section 2.2(b), (c) or (d) hereof.

          (b) If the Employee's employment by the Company terminates by reason of disability, the Option shall become fully exercisable and may thereafter be exercised by the Employee or the Employee's Legal Representative for a period of three (3) years from the date of the Employee's termination of employment or until the Expiration Date, whichever period is shorter. For purposes of the Plan, "disability" means the inability of the Employee to substantially perform his duties for a continuous period of at least six (6) months.

          (c) If the Employee's employment by the Company terminates by reason of retirement on or after age 62 after a minimum of three (3) years of employment with the Company, the Option shall become fully exercisable and may thereafter be exercised by the Employee or the Employee's Legal Representative for a period of three (3) years from the date of the Employee's termination of employment or until the Expiration Date, whichever period is shorter.

          (d) If the Employee's employment by the Company terminates by reason of death, the Option shall become fully exercisable and may thereafter be exercised by the Employee's Permitted Transferees or Legal Representative, as the case may be, for a period of three (3) years from the date of the Employee's death or until the Expiration Date, whichever period is shorter.

          (e) If the Employee's employment by the Company terminates for any reason other than disability, retirement on or after age 62 after a minimum of three (3) years of employment with the Company or death, the Option shall be exercisable only to the extent that it was exercisable on the date of the Employee's termination of employment and may thereafter be exercised for a period of one (1) year from the date of the Employee's termination of employment or until the Expiration Date, whichever period is shorter.

          (f) Notwithstanding any of the foregoing, if the Employee's employment by the Company is terminated for cause, the Option shall terminate automatically on the date of such termination of employment for cause. Termination of employment "for cause" shall mean a termination of employment resulting from, or caused by, the Employee's theft or embezzlement from the Company, the violation of a material term or condition of the Employee's employment with the Company, the Employee's disclosure of confidential information of the Company, the conviction of the Employee of a crime of moral turpitude or the Employee's engagement in acts or conduct which, in the opinion of the Board of directors, is adverse to the interests of the Company.

          (g) If the Employee dies following termination of employment but prior to the termination of the Option, the Option shall be exercisable only to the extent that the Option was exercisable on the date of Employee's death and may thereafter be exercised by the Employee's Permitted Transferees or Legal Representative, as the case may be, for a period of one (1) year from the date of Employee's death or until the Expiration Date or until that date calculated pursuant to Section 2.1(b), 2.1(c) or 2.1(e) hereof, whichever period is shorter.

          2.2 Method of Exercise. (a) Subject to the limitations set forth in this Agreement, the Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Stock to be purchased and accompanied by payment therefor in full either (A) in cash, (B) in previously owned whole shares of Stock (for which the Employee has good title free and clear of all liens and encumbrances) having a Fair Market Value determined as of the date of exercise, (C) by authorizing the Company to retain whole shares of Stock which would otherwise be issuable upon exercise of the Option having a Fair Market Value determined as of the date of exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the Employee has submitted an irrevocable notice of exercise, or (E) a combination of (A), (B) and (C), and (ii) by executing such documents as the Company may reasonably request. No shares of Stock shall be issued until the full purchase price has been paid.

          b) Unless the Committee otherwise determines, if the Employee is subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the following provisions shall apply to any election by the Employee to authorize the Company to retain whole shares of Stock purchasable upon exercise of the Option in payment of all or a portion of the option price:

          (1) Such election may apply only to the Option or any options held by the Employee, shall be filed with the Company at least six months prior to the exercise date of the Option and may not take effect during the six-month period beginning on the date of grant of the Option (other than in the Employee's death) or

          (2) such election (i) shall be subject to approval by the Committee, (ii) may not take effect during the six-month period beginning on the date of grant of the Option (other than in the event of the Employee's death), (iii) must be filed with the Company during (or must be filed with the Company in advance of, but take effect during) a ten business day period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and (iv) the exercise of the Option must occur during such ten business day period. Unless the Committee otherwise determines, any election pursuant to clause (1) may be revoked or changed only if such revocation or change is made at least six months prior to the exercise of the Option and any election pursuant to clause (2) may be revoked or changed prior to the exercise of the Option during the ten business day period.

          2.3 Termination of Option. (a) in no event may the Option be exercised after it terminates as set forth in this
Section 2.3. The Option shall terminate pursuant to Section 2.1 hereof or Section IV.8 of the Plan, on the Expiration Date.

          (b) In the event that the Employee shall forfeit rights to purchase all or a portion of the shares of Stock to which this Option relates, the Employee shall, within 10 days of the date of the Company's written request, return this Agreement to the Company for full or partial cancellation, as the case may be. If after such forfeiture the Employee continues to have rights to purchase shares of Stock hereunder, the Company shall, within 10 days of the Employee's delivery of this Agreement to the Company, issue to the Employee a substitute option agreement applicable to such rights, which agreement shall be substantially similar to this Agreement in form and substance.

     3.  Additional Terms and Conditions of Option.

          3.1 Nontransferability of Option. The Option may not be transferred by the Employee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code") or the Employee Retirement Income Security Act ("ERISA"), or the rules and regulations thereunder. During the Employee's lifetime the Option is exercisable only by the Employee or Employee's Legal Representative. Except as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempted sale, transfer, assignment, pledge, hypothecation or other disposition, the Option and all rights thereunder shall immediately become null and void.

          3.2 Investment Representation. The Employee hereby represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has ben registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Employee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any shares hereunder, or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Employee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board or any committee authorized by the Board shall in its sole discretion deem necessary or advisable.

     3.3 Withholding Taxes. (a) As a condition precedent to any exercise of the Option, the Employee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Employee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Employee.

          (b) The employee may elect to satisfy any obligation to advance the Required Tax Payments by any of the following means:
(i) a cash payment to the Company pursuant to Section 3.3(a),
(ii) delivery to the Company of previously owned whole shares of Stock (for which the Employee has good title, free and clear of all liens and encumbrances) having a Fair Market Value determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), (iii) authorizing the Company to withhold from the shares of Stock otherwise issuable to the Employee pursuant to the Option, a number of whole shares of Stock having a Fair Market Value determined as of the Tax Date or (iv) any combination of (i),
(ii) and (iii). Shares of Stock to be delivered or withheld may have an aggregate fair market value in excess of the minimum amount of the Required Tax Payments, but not in excess of the amount determined by applying the Employee's maximum marginal tax rate. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Employee.

          (c) Unless the Committee otherwise determines, if the Employee is subject to Section 16 of the Exchange Act, the following provisions shall apply to any election by the employee in accordance with Section 3.3(b) to authorize the Company to retain whole shares of Stock issuable upon exercise of the Option in payment of all or a portion of the Required Tax Payments with respect to such exercise.

          (1) Such election may apply only to the Option or any options held by the Employee, shall be filed with the Company at least six months prior to the exercise date of the Option and may not take effect during the six-month period beginning on the date of grant of the Option (other than in the event of the Employee's death) or (2) such election (i) shall be subject to approval by the Committee,
     (ii) may not take effect during the six-month period beginning on the date of grant of the Option (other than in the event of the Employee's death), (iii) must be filed with the Company during (or must be filed with the Company in advance of, but take effect during) a ten business day period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and (iv) the exercise of the Option must occur during such ten business day period. Unless the Committee otherwise determines, any election pursuant to clause (1) may be revoked or changed only if such revocation or change is made at least six months prior to the exercise of the Option and any election made pursuant to clause (2) may be revoked or changed prior to the exercise of the Option during the ten business day period.

          (d) Unless the Committee otherwise determines, if the Employee is subject to Section 16 of the Exchange Act, an election by the Employee in accordance with Section 3.3(b) to deliver previously owned shares of Stock in payment of all or a portion of the Required Tax Payments with respect to such exercise can only be made if the Employee has also elected to deliver previously owned shares of Stock in payment of the related purchase price.

          3.4 Adjustment. In the event of any change in the outstanding Stock by reason of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization, or any distribution to holders of Stock other than a cash dividend, the number and class of shares under the Option and the purchase price per share, shall be appropriately adjusted by the Committee without a change in the aggregate purchase price. The decision of the Committee regarding the amount and timing of any adjustment pursuant to this Section 3.4 shall be conclusive.

          3.5 Additional Options. In the event the Employee exercises the Option, in whole or in part, by delivering previously owned shares of Stock in payment of the purchase price in accordance with the Plan and the Option, the Employee shall be entitled to receive an additional option (an "Additional Option"). Any such Additional Option shall be for a number of shares of Stock equal to the number of delivered shares. The purchase price of the shares of Stock subject to any such Additional Option shall be determined by the Committee in accordance with the Plan. Any such Additional Option shall be exercisable on the terms and subject to the conditions established by the Committee at the time of grant of such Additional Option, and shall be subject to such other terms and conditions as the Committee shall determine in accordance with the Plan.

          3.6 Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the issuance of shares hereunder, such shares shall not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company.

          3.7 Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver one or more certificates representing the number of shares purchased against full payment therefor. Employee acknowledges that such certificates may bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act and the rules and regulations thereunder.

          3.8 Option Confers No Rights as Stockholder. No person shall be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, whole or in part, and such person becomes a stockholder of record with respect to such delivered shares; and no person shall be considered a stockholder of the Company with respect to any such shares not so purchased and delivered.

          3.9 Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

          3.10 Acknowledgment of Receipt of the Plan.  The
Employee hereby acknowledges receipt of a copy of the Plan.

     4.  Miscellaneous Provisions

          4.1 Designation as Nonqualified Stock Option. The Option is hereby designated as not constituting an "incentive stock option" within meaning of section 422 of the Code; this Agreement shall be interpreted and treated consistently with such designation.

          4.2 Meaning of Certain Terms. (a) As used herein, employment by the Company shall include employment by a corporation which is a "subsidiary corporation" of the Company, as such term is defined in section 424 of the Code. References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

          (b) As used herein, the term Permitted Transferee shall include any transferee (i) pursuant to a transfer permitted under Section IV.4 of the Plan and Section 3.1 hereof or
     (ii) designated in accordance with Section IV.12 of the Plan.

          (c) As used herein, the term Legal Representative shall include a guardian, administrator, executor and other person acting in a similar capacity.

          4.3 Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Employee, acquire any rights hereunder.

          4.4 Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by actual delivery to the party entitled thereto, or (b) by mailing in the United States mail to the last know address of the party entitled thereto, via certified or registered mail, return receipt requested. The notice shall be deemed to be received in case of delivery, on the date of its actual receipt by the party entitled thereto, and in case of mailing, five days following the date of such mailing.

          4.5 Governing Law. This Agreement, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Indiana and construed in accordance therewith without giving effect to principles of conflicts of laws.

          4.6 Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.


                                   EMISSION CONTROLS CORPORATION


                                   By:  Jim Mitchell

                                        Jim Mitchell, Treasurer







Accepted this 1st day of July, 2002

Syd Cooke

Syd Cooke ("Employee")